Exhibit 99.1

 Press Release

Contact: Robert E. Wheaton President, CEO Star Buffet, Inc. (480) 425-0397

FOR IMMEDIATE RELEASE:  Tuesday, January 22, 2013

STAR BUFFET, INC.
EXITS CHAPTER 11

SCOTTSDALE, AZ – January 22, 2013 – Star Buffet, Inc. (STRZQ.PK) today announced that the Company has exited from Chapter 11 bankruptcy protection effective January 17, 2013. As previously disclosed, on December 17, 2012, the United States Bankruptcy  Court for the District of Arizona entered an order confirming the Second Amended Joint Plan of Reorganization (the “Plan”). In accordance with the court order, the Plan became effective and the Company formally exited the bankruptcy proceedings. On September 28, 2011, Star Buffet, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in order to restructure its operations under court supervised protection.

About Star Buffet, Inc.

Star Buffet, Inc. is a multi-concept restaurant operator.  As of January 22, 2013, Star Buffet, Inc. through its subsidiaries, operated seven 4B’s restaurants, five JB’s restaurants, three K-BOB’S Steakhouses, three Barnhill’s Buffet restaurants, two Western Sizzlin restaurants, two JJ North’s Country Buffet restaurants, two Pecos Diamond Steakhouses, one Casa Bonita Mexican theme restaurant, one BuddyFreddys restaurant and one Bar-H Steakhouse.

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